REGISTRATION NO. 333-91728

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 2005.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM S-3/A

POST EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

___________________

UTAH (State or other jurisdiction of incorporation or organization)	87-0407509 (I. R. S. Employer Identification Number)

180 East 100 South

P.O. Box 45433

Salt Lake City, Utah 84145-0433

(801) 324-5000

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

_____________________

Connie C. Holbrook

Senior Vice President, General

Counsel & Corporate Secretary

Questar Corporation

180 East 100 South

P.O. Box 45433

Salt Lake City, Utah 84145-0433

(801) 324-5202

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

_________________________

Copy to:

Richard J. Grossman, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

_________________________

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  G

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  G  Not applicable

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  G

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  G

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  G

_________________________

EXPLANATORY STATEMENT

On July 1, 2002, Questar Corporation (the “Company”) filed a Registration Statement on Form S-3 (No. 333-91728) (the “Registration Statement”) relating to the registration of an aggregate $400,000,000 of the Senior Debt Securities, Common Stock, Stock Purchase Contracts, and Stock Purchase Units (“Securities”).  No Securities were sold pursuant to this Registration Statement after it became effective on February 6, 2003.  This Post-effective Amendment No. 1 to the Registration Statement is being filed to remove all Securities registered under the Registration Statement as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 1 to its Registration Statement to be filed on its behalf by the undersigned thereunto duly authorized, in Salt Lake City, Utah, on the 4th day of March, 2005.

QUESTAR CORPORATION

 /s/ S. E. Parks

S. E. Parks

Senior Vice President and

 Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on March 4, 2005.

Signature

Title

*Keith O. Rattie

Director; President and Chief

  Keith O. Rattie

  Executive Officer

*Teresa Beck

Director

  Teresa Beck

*R. D. Cash

Director

  R. D. Cash

*Patrick J. Early

Director

  Patrick J. Early

*L. Richard Flury

Director

  L. Richard Flury

*James A. Harmon

Director

  James A. Harmon

*Robert E. Kadlec

Director

  Robert E. Kadlec

*Gary G. Michael

Director

  Gary G. Michael

*Harris H. Simmons

Director

  Harris H. Simmons

*Charles B. Stanley

Director

  Charles B. Stanley

 /s/ S. E. Parks

      S. E. Parks

      Attorney in Fact